                                                                     EXHIBIT 5.2




                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                August 29, 1997





The CCCI Trusts
(as defined below)
c/o Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas  78216

                 Re:      The CCCI Trusts (as defined below)

Ladies and Gentlemen:

                 We have acted as special Delaware counsel to CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III, each a Delaware statutory business trust (collectively referred to herein as the "CCCI Trusts" and each, individually, as a "CCCI Trust"), in connection with certain matters relating to the creation of the CCCI Trusts and the proposed issuance of Preferred Securities therein to beneficial owners pursuant to and as described in Registration Statement Nos. 333-33371, 333-33371-01, 333-33371-02, and
333-33371-03 (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission (the "Commission") by the CCCI Trusts and Clear Channel Communications, Inc. (the "Company") on August 11, 1997, as amended by Pre-Effective Amendment No. 1 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used with respect to each CCCI Trust as defined in the form of Amended and Restated Declaration of Trust of such CCCI Trust attached as an exhibit to the Registration Statement.

                 In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of each CCCI Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on July 30, 1997 (the Certificate of Trust of each CCCI Trust is referred to herein as a "Certificate"); the Declaration of Trust of each CCCI Trust dated as of July 30, 1997 (the Declaration of Trust of each CCCI Trust is referred to herein as an "Original Governing Instrument"); a draft form of Amended and Restated Declaration of Trust of each CCCI Trust dated August 8, 1997 (the

The CCCI Trusts
c/o Clear Channel Communications, Inc.
August 29, 1997
Page 2



draft form of Amended and Restated Declaration of each CCCI Trust is referred to herein as a "Governing Instrument"); the form of Junior Subordinated Indenture to be entered into between the Company and the Bank of New York, as Trustee; the form of Guarantee Agreement to be made by the Company with respect to each CCCI Trust; the form of Underwriting Agreement relating to the Preferred Securities to be entered into between the Company, on its own behalf and on behalf of each CCCI Trust, and the Underwriters (as defined therein) (the "Underwriting Agreement"); the Registration Statement; and a certification of good standing of each CCCI Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the CCCI Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each CCCI Trust; (iii) that the Company, the Bank of New York, the Bank of New York (Delaware) and the appropriate Regular Trustees will duly authorize, execute and deliver the applicable Governing Instrument, Underwriting Agreement and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the issuance by each CCCI Trust of Preferred Securities, in each case prior to the first issuance ofPreferred Securities;
(iv) that the Preferred Securities of each CCCI Trust will be offered and sold pursuant to the Registration Statement and a prospectus supplement that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee Agreement relating to each such CCCI Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate that would cause a dissolution or liquidation of any CCCI Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each CCCI Trust have been and will be conducted in accordance with its Original Governing Instrument or its Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (vii) that each Holder of Preferred Securities of a CCCI Trust has, or prior to the first issuance of Preferred Securities of such CCCI Trust will have, made payment of the required consideration therefor and received a Preferred Securities Certificate of such CCCI Trust in consideration thereof in accordance with the terms and conditions of the applicable Governing Instrument, the Registration Statement, the applicable

The CCCI Trusts
c/o Clear Channel Communications, Inc.
August 29, 1997
Page 3



prospectus supplement and Underwriting Agreement and that the Preferred Securities of each CCCI Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the applicable Governing Instrument, the Registration Statement, the applicable prospectus supplement and Underwriting Agreement; and (viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering material relating to the Preferred Securities, and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

                 Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                 1. Each CCCI Trust is a duly created and validly existing statutory business trust in good standing under the laws of the State of Delaware.

                 2. The Preferred Securities of each CCCI Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable beneficial interests in the assets of such CCCI Trust.

                 3. Under the Delaware Act and the terms of the applicable Governing Instrument, each Preferred Security Holder of a CCCI Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder of a CCCI Trust who is, was or may become a named Trustee of such CCCI Trust. We note that pursuant to Section 11.04 of each Governing Instrument, each CCCI Trust may withhold amounts otherwise distributable to a Holder of such CCCI Trust and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to each Governing Instrument, Preferred Security Holders of a CCCI Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

The CCCI Trusts
c/o Clear Channel Communications, Inc.
August 29, 1997
Page 4




                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL OPINIONS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings andassumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                             Very truly yours,

                                             MORRIS, NICHOLS, ARSHT & TUNNELL


                                             /S/Morris, Nichols, Arsht & Tunnell